Execution Copy
AGL RESOURCES INC.
(a Georgia corporation)
9,600,000 Shares
Common Stock ($5.00 par value)
UNDERWRITING AGREEMENT
Dated: November 18, 2004

Table of Contents

UNDERWRITING AGREEMENT

		Page
1.	Representations and Warranties ...........................................................................................................................................................	2
2.	Sale and Delivery to Underwriters; Closing ..........................................................................................................................................	6
3.	Agreements of the Company ...............................................................................................................................................................	8
4.	Payments of Expenses .........................................................................................................................................................................	11
5.	Conditions of Underwriters’ Obligations ..............................................................................................................................................	11
6.	Indemnification ....................................................................................................................................................................................	18
7.	Contribution ........................................................................................................................................................................................	20
8.	Representations, Warranties and Agreements to Survive Delivery..........................................................................................................	21
9.	Termination of Agreement....................................................................................................................................................................	21
10.	Default by One or More of the Underwriters.........................................................................................................................................	22
11.	Notices................................................................................................................................................................................................	23
12.	Parties..................................................................................................................................................................................................	23
13.	Governing Law and Time......................................................................................................................................................................	23
14.	Effect of Headings................................................................................................................................................................................	23
15.	Counterparts .......................................................................................................................................................................................	23

SCHEDULES

Schedule A - List of Underwriters

Schedule B - Form of Lock-Up Letter

i

AGL RESOURCES INC.

(a Georgia corporation)

9,600,000 Shares

Common Stock

($5.00 Par Value)

UNDERWRITING AGREEMENT

November 18, 2004

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

AGL Resources Inc., a Georgia corporation (the “Company”), confirms its agreement with J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in Schedule A of 9,600,000 shares of Common Stock, $5.00 par value, of the Company (the “Common Stock”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,440,000 additional shares of Common Stock (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-119921) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

B-1

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1.	Representations and Warranties.

The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(a)     Compliance with Registration Requirements

The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus.

B-2

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)     Incorporated Documents

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)     Financial Statements

The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the Company’s and its subsidiaries’ consolidated financial position as of the dates indicated and consolidated results of operations and changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

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(d)     No Material Adverse Change in Business

Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular dividends on the common stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(e)     Good Standing of the Company

The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(f)     Good Standing of Subsidiaries

Each of Atlanta Gas Light Company, Chattanooga Gas Company, Virginia Natural Gas Inc. and Sequent Energy Management, L.P. (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g)     Authorization of Outstanding Common Stock

The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable; and there are no authorized or outstanding options, warrants or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company except as set forth in the Registration Statement.

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(h)     Authorization of Agreement

This Agreement has been duly authorized, executed and delivered by the Company.

(i)     Authorization of the Securities

The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when duly issued and delivered in the manner provided for in this Agreement and delivered against full payment of the purchase price therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable; the holders of the Securities will not be entitled to any preemptive or other rights to subscribe for the Securities; and there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the Registration Statement.

(j)     Absence of Defaults and Conflicts

Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject (collectively, the “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect, or in violation of any applicable statute, law, rule, regulation or judicial or administrative decree, writ, judgment or order, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their assets, properties or operations.

(k)     Absence of Further Requirements

No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

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(l)     Environmental Laws

Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) and (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements.

(m)     Legal Proceedings

There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company or any Subsidiary and there is no statute, regulation, rule or judicial or administrative decree, writ, judgment or order that materially affects the business operations of the Company of a character required under the 1933 Act to be disclosed in the Registration Statement which, in either case, is not disclosed in the Prospectus; and there is no material contract or other document of a character required tobe described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

2.	Sale and Delivery to Underwriters; Closing

(a)     Underwritten Securities

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $30.0797 per share, the number of Underwritten Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)     Option Securities

On the basis of representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,440,000 shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or from time to time in part on or before the 30th day after the date of the Prospectus upon written notice (which may be by facsimile if confirmation of transmission is received) by the Underwriters to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of the shares of Option Securities, and payment therefor, shall be made as provided in subsection (c) below. The number of shares of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their discretion shall make to eliminate any fractional shares.

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(c)     Delivery and Payment

Payment of the purchase price for, and delivery of the Underwritten Securities shall be made at the offices of the Company, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on November 24, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment of the purchase price for, and delivery of, any Option Securities to be purchased by the Underwriters shall be made at the offices of the Company, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on such date (the “Option Closing Time”), which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Representatives to the Company of the Underwriters’ determination to purchase a number, specified in said notice, of Option Securities. If such notice is given before the Closing Time, it will in no event be given later than one business day prior to the Closing Time, and, if given after the Closing Time, the Option Closing Time will be no earlier than one business day and no more than 10 business days after such notice. Such notice may be given in accordance with the preceding sentence at any time within 30 days after the date of the Prospectus. The Option Closing Time and the location of delivery of and payment for the Option Securities may be varied by agreement between the Representatives and the Company.

The Underwritten Securities and the Option Securities shall be registered in such names and issued in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Time or the applicable Option Closing Time, as the case may be. The Underwritten Securities and the Option Securities shall be delivered to you at the Closing Time or on Option Closing Time, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the purchase price thereof by wire transfer of immediately available funds to a bank account designated by the Company.

B-7

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Any Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or an Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

If the Option Closing Time occurs after the Closing Time, the Company will deliver to the Underwriters at the Option Closing Time, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5 hereof.

3.	Agreements of the Company

The Company agrees with each Underwriter as follows:

(a)     Compliance with Securities Regulations and Commission Requests

The Company, subject to Section 3(b), notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)     Filing of Amendments

The Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

B-8

(c)     Delivery of Registration Statements

The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)     Delivery of Prospectuses

The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(e)     Continued Compliance with Securities Laws

The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

B-9

(f)     Blue Sky Qualifications

The Company will cooperate with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect as long as may be required for distribution of the securities by the Underwriters, but not more than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representatives may request.

(g)     Restriction on Sale of Securities

From the date hereof through the period ending 90 days after the date of the Prospectus, Company will not, without prior written consent of each of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company, pursuant to any written plan for the benefit of the employees or directors of the Company in existence on the date hereof, of shares of Common Stock or options, warrants or other rights to purchase or otherwise acquire shares of Common Stock if in form and amount consistent with recent past practices of the Company; provided, however, that the provisions of this clause (B) that limit the number of shares of Common Stock issuable by the Company pursuant to plans described in this clause (B) to amounts consistent with recent past practices of the Company shall not apply to limit the number of shares that may be issued at the election of participants pursuant to the Company’s employee stock purchase plan or (C) the issuance by the Company of shares of Common Stock or rights to purchase or otherwise acquire shares of Common Stock pursuant to the Company’s dividend reinvestment plan or other similar written plans, agreements or arrangements of the Company in existence on the date hereof.

(h)     Rule 158

The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

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(i)     Use of Proceeds

The Company will use the net proceeds received from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

4.	Payment of Expenses

(a)     Expenses

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) up to $5,000 of fees and expenses related to the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) all fees, costs and expenses incident to listing the Securities on the New York Stock Exchange, (viii) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Securities and (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show.

(b)     Termination of Agreement

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.	Conditions of Underwriters’ Obligations

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

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(a)     Effectiveness of Registration Statement

The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(b)     Opinion of Counsel for the Company

At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Alston & Bird LLP, counsel for the Company, and such other counsel of good standing who are satisfactory to counsel for the Underwriters, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that:

(i)     the Company is a corporation and is existing and in good standing as a corporation under the laws of the State of Georgia with corporate power to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is a corporation or other form of legal entity and is existing and in good standing as a corporation or other form of legal entity under the laws of the jurisdiction of its incorporation or formation with power to own its properties and conduct its business as described in the Prospectus;

(ii)     all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly issued or, in the case of other equity interests, authorized and, in the case of capital stock, is fully paid and non-assessable; and based solely upon an examination of the articles or certificate of incorporation, bylaws and corporate minute books of the Company and each Subsidiary, as well as upon a certificate from officers of the Company, all of the capital stock or other equity interests of each Subsidiary is owned by the Company, free and clear of any “adverse claim” as defined in Section 11-8-102 of the Official Code of Georgia Annotated;

(iii)     the authorized Common Stock of the Company is 750,000,000 shares, and the outstanding shares of Common Stock of the Company are as set forth in the Prospectus under the captions “Prospectus Supplement Summary - The Offering” and “Description of Capital Stock” as of the date indicated;

(iv)     the Common Stock of the Company conforms to the description thereof set forth in the Prospectus under the caption “Description of Capital Stock;” and the form of certificate used to evidence the Common Stock is in due and proper form;

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(v)     the Securities have been duly authorized and validly issued and are fully paid and nonassesable; and the issuance of the Securities is not subject to preemptive rights or other rights to subscribe for the Securities under the articles of incorporation or bylaws of the Company, the Georgia Business Corporation Code or, to the knowledge of such counsel, otherwise;

(vi)     this Agreement has been duly authorized, executed and delivered by the Company;

(vii)     the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus, including any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time periods required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and such counsel has no notice that any proceedings for such purpose have been instituted or threatened to be instituted; and the Registration Statement and the Prospectus (other than the financial statements, and related schedules, and the other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to have complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the respective rules thereunder;

(viii)     all approvals, authorizations or consents required by any governmental authority of the United States or the state of Georgia for the issuance or the sale of the Securities by the Company have been obtained; and no consent, approval, authorization or order of any court is required for the issuance of the Securities, except as has been obtained under the 1933 Act and except with respect to applicable state securities or “blue sky” laws as to which such counsel need express no opinion;

(ix)     the execution and delivery by the Company of this Agreement does not, and if the Company were now to perform its obligations under this Agreement, such performance would not, result in any: (A) violation of the Company’s articles of incorporation or bylaws; (B) violation of any existing federal or State of Georgia statute, regulation, rule, or judicial or administrative decree, writ, judgment or order, known to such counsel, to which the Company or any Subsidiary is subject; or (C) violation, to the knowledge of such counsel, of any of the agreements listed as Exhibits 10.2 through 10.5 and 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated July 15, 2004 to which the Company or any Subsidiary of the Company is a party or by which it is bound;

(x)     to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company or any Subsidiary, and there is no statute, regulation, rule or judicial or administrative decree, writ, judgment or order that materially affects the business operations of the Company of a character required to be disclosed in the Registration Statement which, in either case, is not disclosed in the Prospectus;

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(xi)     to the knowledge of such counsel, there is no material contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(xii)     the Company is not, and after giving effect to the offer and sale of the Securities and the application of the net proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xiii)     the statements (other than financial, numerical and statistical data) under the captions “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Rates and Regulation. —State Activity and -Federal Activity,” and “Risk Factors - Risks Related to Our Business - Risks related to the regulation of our business could impact the rates we are able to charge, our costs and our profitability” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under the caption “Part II. Item 1. Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, under the captions “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distribution Operations” (excluding the subsection entitled “Results of Operations”) and “—Wholesale Services—Regulatory Agreements” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and under the caption “Prospectus Supplement Summary—AGL Resources—Recent Development—Pending Acquisition of NUI Corporation” in the Prospectus, insofar as such statements relate to legal or regulatory matters, fairly summarize the matters therein described as of their respective dates;

(xiv)     Atlanta Gas Light Company, Chattanooga Gas Company and Virginia Natural Gas Inc. each have the authority under their respective charters and certificates of public convenience and necessity and other regulatory authorizations, as applicable, issued by the Georgia Public Service Commission, the Tennessee Regulatory Authority and the Virginia State Corporation Commission, respectively, and under any regulatory authorizations issued by any federal regulatory authority, and franchises and permits issued by the various public agencies and subdivisions of the States of Georgia, Tennessee and Virginia, respectively, and by any federal regulatory authority, to engage in the distribution, sale and transportation, as applicable, of gas in all of the territory of the States of Georgia, Tennessee and Virginia, respectively, presently served by such Subsidiaries or in which gas facilities of such Subsidiaries are under construction (except where the failure of any such Subsidiary to have such franchises or permits will not have a Material Adverse Effect); and such charter powers, certificates of public convenience and necessity, other regulatory authorizations, as applicable, and franchises and permits give to each such Subsidiary all necessary authority for the operation of their respective gas business as now being conducted and the maintenance of their gas facilities in the States of Georgia, Tennessee and Virginia (except where the failure of such Subsidiary to have such franchises or permits will not have a Material Adverse Effect);

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(xv)     the certificates of public convenience and necessity and franchises and permits of the Subsidiaries) referred to in clause (xiv) of this subparagraph (b) are in full force and effect (except where the failure of such a Subsidiary to have such franchises or permits will not have a Material Adverse Effect) and, in the context of a regulated public utility, do not impose any materially burdensome restrictions or conditions on such Subsidiary which are likely to have a Material Adverse Effect;

(xvi)     the Company and Sequent Energy Management, L.P. each have all regulatory authorizations, approvals and permits required by the States of Georgia, Tennessee, Texas and Virginia, as applicable, and by any federal regulatory authority, to engage in the conduct of their respective businesses as now being conducted (except where the failure of the Company or Sequent Energy Management, L.P. to have such authorizations, approvals or permits will not have a Material Adverse Effect); and such regulatory authorizations, approvals and permits provide the Company and Sequent Energy Management, L.P. all necessary authority for the operation of their respective businesses as now being conducted (except where the failure of the Company or Sequent Energy Management, L.P. to have such authorizations, approvals or permits will not have a Material Adverse Effect); and

(xvii)     the Securities have been approved for listing on the New York Stock Exchange.

For purposes of Georgia law, the term “franchises” is used in the same context in which such term is used in Section 36-34-2(7) of the Official Code of Georgia Annotated.

Such counsel shall also state all jurisdictions in which the Company and each Subsidiary is qualified to do business as a foreign corporation.

Alston & Bird LLP shall also state that, without independent investigation or verification and without assumption of any responsibility for the factual accuracy or completeness of the Registration Statement or the Prospectus (other than to the extent indicated in clauses (iv) and (xiii) above), nothing has come to the attention of such counsel to cause it to believe that, at the Effective Date, the Registration Statement (excluding financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, or that the Prospectus as of the date thereof and the Closing Time (excluding financial statements, related schedules and other financial and accounting information contained therein or incorporated by reference therein, as to which such counsel need express no view) included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

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References to the Prospectus in this paragraph (b) include any supplements thereto.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. When such counsel renders an opinion “to its knowledge” or concerning matters “known” to such counsel, such opinion may be based solely upon (AA) discussions with and inquiries of attorneys within such counsel who perform legal services for the Company and the Subsidiaries, (BB) discussions with, inquiries of, and receipt of certificates executed by officers and directors of the Company and the Subsidiaries covering such matters, (CC) review of proceedings docketed with the Georgia Public Service Commission in which the Company or Atlanta Gas Light Company is named a party (and generic proceedings docketed with the Georgia Public Service Commission which may affect the Company or Atlanta Gas Light Company, regardless of whether the Company or Atlanta Gas Light Company is a named party), (DD) review of proceedings docketed with the Tennessee Regulatory Authority in which Chattanooga Gas Company is named a party (and generic proceedings docketed with the Tennessee Regulatory Authority which may affect Chattanooga Gas Company, regardless of whether Chattanooga Gas Company is a named party), (EE) review of proceedings docketed with the Virginia State Corporation Commission in which Virginia Natural Gas Inc. is named a party (and generic proceedings docketed with the Virginia State Corporation Commission which may affect Virginia Natural Gas Inc., regardless of whether Virginia Natural Gas Inc. is a named party) and (FF) such other investigations or factual inquiry, if any, that such counsel has made in connection with the matters referred to in clauses (AA), (BB), (CC), (DD) and (EE) above. When such counsel renders an opinion “to its knowledge” or concerning matters “known” to such counsel, then such counsel need conduct no independent investigation of such matters except to the extent mentioned in the immediately preceding sentence. Such counsel’s opinion may contain additional qualifications as are customary for such opinions and reasonably acceptable to the Representatives.

(c)     Opinion of Counsel for the Underwriters

At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, covering the matters referred to in Section 5(b)(i) (only with respect to the Company), the first clause of each of Sections 5(b)(iv) and 5(b)(v) and Section 5(b)(vi) and in the third paragraph following Section 5(b)(xvii) above. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)     Company Officers’ Certificate

At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as contemplated in the Prospectus, and the Representatives shall have received a certificate of the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, to the knowledge of the Company, have been instituted or are pending or are contemplated by the Commission.

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(e)     Accountant’s Comfort Letter

At the time of the execution of this Agreement, the Representatives shall have received from each of Pricewaterhouse Coopers LLP, Ernst & Young LLP and Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)     Bring-Down Comfort Letter

At the Closing Time, the Representatives shall have received from each of Pricewaterhouse Coopers LLP, Ernst & Young LLP and Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)     Lock-Up Agreements

The “lock-up” agreements, each substantially in the form of Schedule B hereto, between the Representatives and the executive officers of the Company (Paula Rosput Reynolds, Kevin P. Madden, Richard T. O’Brien and Paul R. Shlanta) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect at the Closing Time.

(h)     Additional Documents

At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in writing in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

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(i)     Termination of Agreement

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company in writing at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6.	Indemnification

(a)     Indemnification of Underwriters

The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)     against any and all reasonable expense as incurred (including the fees and disbursements of counsel chosen by the Representatives), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from the preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if (i) the untrue statement or omission contained in the preliminary prospectus was corrected; (ii) such person was not sent or given a copy of the Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 3(d) of this Agreement to provide a sufficient number of copies of the Prospectus to the Underwriters.

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(b)     Indemnification of Company, Directors and Officers

Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)     Actions against Parties; Notification

Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)     Settlement without Consent if Failure to Reimburse

If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.	Contribution

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

8.	Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

9.	Termination of Agreement.

(a)     Termination

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) the Company shall have failed, refused or been unable, at or prior to the Closing Time, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled (other than by reason of a default by any of the Underwriters), (iii) trading in the Common Stock of the Company has been suspended, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or minimum or maximum prices shall have been fixed, or minimum or maximum ranges for prices for securities have been required, by either of such exchanges or such market, by the Commission or by such other exchange or regulatory authority or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York or Georgia state authorities, or (v) there shall have occurred any material adverse change in general economic, political or financial conditions in the United States, or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities in the manner contemplated in the Prospectus or to enforce contracts for the sale of the Securities.

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(b)     Liabilities

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

10.	Default by One or More of the Underwriters

If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)    if the number of Defaulted Securities does not exceed 10% of the number of shares of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)    if the number of Defaulted Securities exceeds 10% of the number of shares of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

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11.	Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 270 Park Avenue, New York, New York 10017, attention of Yaw Asamoah-Duodu, and at 1585 Broadway, New York, New York 10036, attention of the Equity Capital Markets Syndicate Desk (fax 212-761-0316) (with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, attention of Jeremiah L. Thomas); and notices to the Company shall be directed to it at AGL Resources Inc., Ten Peachtree Place, Atlanta, Georgia 30309, attention of Richard T. O’Brien (with a copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, attention of M. Hill Jeffries).

12.	Parties

This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.	Governing Law and Time

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

14.	Effect of Headings

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

15.	Counterparts

This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

AGL RESOURCES INC.

By: /s/ Richard T. O’Brien
Name: Richard T. O’Brien
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and
the several Underwriters named in Schedule A hereto.

J.P. MORGAN SECURITIES INC.

By: /s/ Yaw Asamoah-Duodo
Name: Yaw Asamoah-Duodo
Title: Vice President

MORGAN STANLEY & CO. INCORPORATED

By: /s/ David Schwartzbach
Name: David Schwarzbach
Title: Executive Director

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